SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006

LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware (State or Other jurisdiction of Incorporation)	002-90139 (Commission File Number)	94-0905160 (I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Terms of Compensation of New President and Chief Executive Officer
On October 27, 2006, we filed a Form 8-K regarding the terms of employment for our new president and chief executive officer, R. John Anderson. We disclosed that, as part of his compensation package, Mr. Anderson would receive a one-time irrevocable lump sum gross payment of $5.0 million payable in three installments. On November 28, 2006, we entered into an amendment to our agreement with Mr. Anderson confirming that we would in fact pay Mr. Anderson a lump sum amount of $5.8 million. We paid the additional $0.8 million with the first installment payment of $3.0 million in November. The remaining installments of $1.0 million in each of January 2008 and January 2009 remain unchanged.
A copy of the amendment to the offer letter is attached as Exhibit 99.1 hereto.
ITEM 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Amendment of November 28, 2006 to offer letter dated October 17, 2006 to John Anderson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: November 29, 2006	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment of November 28, 2006 to offer letter dated October 17, 2006 to John Anderson.